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                                                                   Exhibit 10.25

                                FOURTH AMENDMENT
                         TO CERTAIN OPERATIVE AGREEMENTS

     THIS FOURTH AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS, dated as of November 15, 2004 (this "Fourth Amendment"), is entered into by and among WEST FACILITIES CORPORATION, a Delaware corporation (the "Lessee"), WEST CORPORATION, a Delaware corporation ("West Corp."), and the various entities which are parties to the Participation Agreement (hereinafter defined) from time to time as guarantors (individually, a "Guarantor" and collectively, the "Guarantors"), WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties to the Participation Agreement from time to time as lenders (subject to the definition of Lenders in Appendix A to the Participation Agreement, individually, a "Lender" and collectively, the "Lenders"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Fourth Amendment shall have the meanings set forth in Appendix A to the Participation Agreement, and the rules of usage set forth in Appendix A to the Participation Agreement shall apply herein.

                                   WITNESSETH

     WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of May 9, 2003, as amended by the First Amendment to Certain Operative Agreements and Waiver dated as of October 31, 2003 and as further amended by the Second Amendment to Certain Operative Agreements dated as of January 22, 2004 (as amended, modified, supplemented or restated from time to time, the "Participation Agreement").

     WHEREAS, the Lessee and the Lessor are parties to that certain Amended and Restated Lease Agreement dated as of May 9, 2003, as amended by the Third Amendment to Certain Operative Agreements dated as of August 9, 2004 (as amended, modified, supplemented or restated from time to time, the "Lease" or "Lease Agreement").

     WHEREAS, the parties to this Fourth Amendment have agreed to the amendments set forth herein, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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                                    SECTION 1
                                   AMENDMENTS

     1.1 Amendment to Section 5.6 of the Participation Agreement. Section 5.6 of the Participation Agreement is hereby deleted in its entirety and replaced by the following:

          5.6  SPECIAL PROVISION REGARDING CREDIT PARTIES.

          It is the express intent of each of the parties hereto that the group of Credit Parties under the Operative Agreements and the group consisting of the borrower and guarantors under the Guarantor Credit Agreement contain the same members in each group while the facilities contemplated by the Operative Agreements and the GCA Credit Documents are outstanding. As a result, certain Subsidiaries of the Credit Parties will join the Operative Agreements from time to time in accordance with Section 8A.10 and pursuant to this Section 5.6 certain of the Credit Parties (other than the Parent and the Lessee) may be released from the Operative Agreements pursuant to the terms and conditions set forth in this Section 5.6. Provided no Lease Default, Lease Event of Default or Guaranty Event of Default has occurred and is continuing, if (a) the Guarantor Credit Agreement is terminated and not replaced by any other facility and so long as none of the Parent, the Lessee or any other Subsidiary, direct or indirect, of the Parent has outstanding any Indebtedness or any facility with commitments to provide Indebtedness in excess of one hundred fifty million dollars ($150,000,000) (other than the amounts outstanding pursuant to the Operative Agreements and subordinated Indebtedness, which shall be expressly subordinated, to the satisfaction of the Primary Financing Parties, to the transactions and payment of the Credit Party obligations contemplated by the Operative Agreements) or (b) the GCA Lenders release any GCA Credit Party other than the Parent or the Lessee from all of the GCA Credit Party Obligations, all of such GCA Credit Party's obligations owing to the GCA Lenders in the GCA Credit Documents, all GCA Liens on any property or interest of any GCA Credit Party in favor or for the benefit of the GCA Lenders and the Guarantor Credit Agreement have not been terminated, restated or replaced, then, with respect to (a) above, upon written request of the Parent and the Lessee or with respect to (b) above, upon the later of (y) the effectiveness of such release under the Guarantor Credit Agreement and (z) delivery to the Agent, for the benefit of the Primary Financing Parties, of the same consideration and benefit including without limitation, amendments or modifications to the GCA Credit Documents or otherwise (including without limitation restatement or replacement facilities) which are favorable to the GCA Lenders, fees, increased pricing or other amounts paid to the GCA Lenders or collateral pledged to or for the benefit of the GCA Lenders; then such Credit Parties (in all cases other than the Parent and the Lessee) shall be deemed released from the Guaranteed Obligations under the Operative Agreements and the Financing Parties shall upon written request of the Parent and the Lessee provide written confirmation of such release in form and substance acceptable to such Financing Parties. Immediately upon such release, such released Credit Party shall no longer be a Credit Party to the Operative Agreements and all provisions related to the Credit Parties shall, from and after the


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     effectiveness of such release, no longer include such released party. In the case of (a), above, in addition to the release of the applicable Credit Parties, the covenants in Section 8B shall no longer apply (provided, terms defined therein or sections referenced in other provisions shall continue) to any Credit Party after such time, provided, the Parent, the Lessee and their Subsidiaries do not have any Indebtedness in excess of one hundred fifty million dollars ($150,000,000) (other than the amounts outstanding pursuant to the Operative Agreements and subordinated Indebtedness, which shall be expressly subordinated, to the satisfaction of the Primary Financing Parties, to the transactions and payment of the Credit Party obligations contemplated by the Operative Agreements) outstanding at any time during the Term. In the event the Parent, the Lessee or any of their Subsidiaries has any Indebtedness in excess of one hundred fifty million dollars ($150,000,000) (other than the amounts outstanding pursuant to the Operative Agreements and subordinated Indebtedness, which shall be expressly subordinated, to the satisfaction of the Primary Financing Parties, to the transactions and payment of the Credit Party obligations contemplated by the Operative Agreements) outstanding during the Term, then
     Section 8B of the Participation Agreement shall automatically be reinstated and such provisions shall have full force and effect from such date through the Expiration Date and the Parent and the Lessee shall promptly, but in any event within thirty (30) days of incurring such Indebtedness, cause each of the parties which were previously Credit Parties (or their successors) to join the Operative Agreements as Guarantors and provide an executed Joinder Agreement from each such party and other documentation as reasonably requested by any Primary Financing Party (including without limitation documents executed by each Credit Party satisfactory to the Primary Financing Parties evidencing the reinstatement of Section 8B of the Participation Agreement, provided, such Section 8B shall be automatically reinstated regardless of whether such documents are executed). Notwithstanding the foregoing, no Property, Collateral, Security Document, other Operative Agreement or any other Credit Party (except, with respect to other Credit Parties, as expressly provided herein) shall be released hereby and such released Credit Parties shall not be released from: (aa) any obligations which were due and owing prior to the effectiveness of such release, (bb) any of the indemnity provisions of the Operative Agreements, including without limitation Section 11 of the Participation Agreement or
     (cc) any other provision of any Operative Agreement which by its terms continues after the release of a Credit Party or after the termination of the Operative Agreements.

     1.2 Amendment to Section 5.7 of the Participation Agreement. Section 5.7 of the Participation Agreement is hereby deleted in its entirety and replaced by the following:

          5.7  SPECIAL PROVISION REGARDING REPLACEMENT OF LENDERS.

          In the event a Lender does not consent to (or is deemed to have rejected) a Renewal Term proposed by Lessee in accordance with Section 2.2 of the Lease, opposes or fails to respond to any amendment, change or waiver with respect to any Operative Agreements, which is requested by the Lessee and approved by the Super Majority Financing Parties, or becomes affected by any changes or events described in Sections 11.3(a) or (b) and petitions the Lessee for any increased costs or amounts


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     thereunder (which increased costs or amounts are paid by the Lessee), the
     Lessee shall have the right to replace such a Lender as a party to this Agreement and the other relevant Operative Agreements, the Lessee may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Lender Commitment, if any, and its Loan (with the assignment fee to be paid by the Lessee in such instance) pursuant to
     Section 10 hereof and Sections 9.7 and 9.8 of the Credit Agreement and the other applicable terms and conditions in the Operative Agreements to one or more other Lenders or eligible assignees procured by the Lessee. To the extent not paid by the replacement Lender, the Lessee shall (a) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement, (b) provide appropriate assurances and indemnities as each replaced Lender may reasonably require with respect to the Operative Agreements, and (c) release such Lender from its obligations under the Operative Agreements, other than pursuant to Section 12.13. Any Lender being replaced and the replacement Lenders shall execute and deliver an Assignment and Acceptance in the form of Exhibit B to the Credit Agreement and take actions to comply with Section 10 hereof and Sections
     9.7 and 9.8 of the Credit Agreement and the other applicable terms and conditions in the Operative Agreements.

     1.3 Addition of Section 8.14 to the Participation Agreement. The Participation Agreement is hereby amended by adding Section 8.14 thereto as follows:

          8.14. COORDINATED VOTING MECHANICS REGARDING GCA CREDIT DOCUMENTS AND OPERATIVE AGREEMENTS.

          To the extent any party to this Agreement (or any Affiliate of any such party) (a) approves in writing a waiver, amendment or other modification to a provision set forth in a GCA Credit Document that is substantively identical to a provision set forth in an Operative Agreement, then the applicable party to this Agreement shall automatically be deemed to have voted in favor of the requested waiver, amendment or other modification regarding such corresponding provision in such Operative Agreement without the need for the applicable party to this Agreement to execute a separate written instrument to such effect and (b) disapproves in writing a waiver, amendment or other modification to a provision set forth in a GCA Credit Document that is substantively identical to a provision set forth in an Operative Agreement, then the applicable party to this Agreement shall automatically be deemed to have voted against the requested waiver, amendment or other modification regarding such corresponding provision in such Operative Agreement without the need for the applicable party to this Agreement to execute a separate written instrument to such effect.

     1.4 Amendment to Sections 8A and 8B to the Participation Agreement. Sections 8A and 8B of the Participation Agreement are hereby deleted in their entirety and replaced by the following:


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             SECTION 8A. AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

          The Credit Parties hereby covenant and agree that on the Initial Closing Date, and thereafter for so long as any Operative Agreement is in effect and until the Commitments have terminated, the Loans and the Lessor Advances are paid in full, all amounts accrued or due and owing from any Credit Party pursuant to any Operative Agreement have been paid in full and the Liens evidenced by the Security Documents have been released, each Credit Party shall, and shall cause each of the GCA Subsidiaries (other than in the case of Sections 8A.1, 8A.2 or 8A.7 hereof), to:

          8A.1. FINANCIAL STATEMENTS.

          Furnish to the Agent and each of the Primary Financing Parties:

               (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows of the Parent and its Consolidated Subsidiaries for such year which, other than in the case of the consolidating statements, shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Primary Financing Parties, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

               (b) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Parent, a copy of the unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such period and related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows for the Parent and its Consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); and

               (c) As soon as available, but in any event within fifteen (15) days prior to the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Parent and its GCA Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Agent and the Primary Financing Parties, together with a summary of the material assumptions made in the preparation of such annual budget or plan;


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     all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section (n) of the rules of usage in Appendix A hereto.

          8A.2. CERTIFICATES; OTHER INFORMATION.

          Furnish to the Agent and each of the Primary Financing Parties:

               (a) concurrently with the delivery of the financial statements referred to in Section 8A.1 above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in Sections 8A.1(a) and 8A.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each of the GCA Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Operative Agreements to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with
          Section 8A.9 as of the last day of such period;

               (c) within thirty (30) days after the same are provided, make available by electronic mail or by posting to the Parent's website copies of all reports (other than those otherwise provided pursuant to Section 8A.1 and those which are of a promotional nature) and other financial information which the Parent sends to its stockholders;

               (d) within ninety (90) days after the end of each fiscal year of the Parent, a certificate containing information regarding the amount of all (i) Debt Issuances outstanding at the end of the prior fiscal year and (ii) Equity Issuances that were made during the prior fiscal year;

               (e) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Parent or any of


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          its GCA Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

               (f) promptly, such other documents or other information as the Agent, on behalf of any Primary Financing Party, may from time to time reasonably request.

          8A.3. PAYMENT OF OBLIGATIONS.

               (a) Perform all of its obligations under each contract to which it is a party, if a failure to so perform could reasonably be expected to have a GCA Material Adverse Effect.

               (b) Pay and perform all of its obligations under the Operative Agreements and pay and perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any GCA Property, which if not paid or performed could reasonably be expected to have a GCA Material Adverse Effect and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a GCA Material Adverse Effect; provided that it may contest any tax, assessment or other governmental charge in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

          8A.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

          Preserve and maintain its corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a GCA Material Adverse Effect and shall maintain all licenses, permits and registrations necessary for the conduct of its operations.

          8A.5. MAINTENANCE OF GCA PROPERTY; INSURANCE.

               (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted); and

               (b) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried; provided, however, that the Parent and the GCA Subsidiaries may maintain self insurance


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          plans (including wholly-owned captive insurance company coverage) to the extent companies of similar size and in similar businesses do so.

          8A.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

          Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, subject to the confidentiality provisions of
     Section 12.13, upon at least five (5) Business Days notice from the Agent (or, if a Default or Event of Default shall have occurred and be continuing, upon at least one (1) Business Days notice from the Agent), representatives of the Agent or any Primary Financing Party, from time to time, to visit and inspect its properties and to inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants and to discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

          8A.7. NOTICES.

          Give notice in writing to the Agent (which shall promptly transmit such notice to each Primary Financing Party) of:

               (a) promptly, but in any event within two (2) Business Days after the Parent knows or has reason to know thereof, the occurrence of any Default or Event of Default;

               (b) promptly and in any event within five (5) Business Days after the Parent knows or has reason to know thereof, the commencement of any (i) Material Proceeding, (ii) loss of or damage to any assets of the Parent or any GCA Subsidiary that likely will result in a GCA Material Adverse Effect and (iii) in addition other notice provisions in the Operative Agreements regarding environmental matters, litigation, investigation or proceeding involving an environmental claim or potential liability under Environmental Laws in excess of $10,000,000;

               (c) promptly and in any event within five (5) Business Days after the Parent knows or has reason to know thereof, default by Parent or any GCA Subsidiary under any note, indenture, loan agreement, mortgage or other similar agreement to which the Parent or any GCA Subsidiary is a party or by which the Parent or any GCA Subsidiary is bound, which relates to borrowed money, or of any other default under any other note, indenture, loan agreement, mortgage or other similar agreement to which the Parent or any GCA Subsidiary is a party or by which the Parent or any GCA Subsidiary is bound if such other default may result in a GCA Material Adverse Effect;


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               (d) promptly and in any event within thirty (30) days after the
          Parent knows or has reason to know thereof: (i) the occurrence or expected occurrence of any material Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any GCA Lien in favor of the PBGC (other than a GCA Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

               (e) promptly and in any event within three (3) Business Days after the Parent knows or has reason to know thereof, any other development or event which could reasonably be expected to have a GCA Material Adverse Effect.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Parent shall specify that such notice is a Default or Event of Default notice on the face thereof.

          8A.8. ENVIRONMENTAL LAWS.

               (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a GCA Material Adverse Effect;

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a GCA Material Adverse Effect; and

               (c) Defend, indemnify and hold harmless the Agent and the Primary Financing Parties, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law


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          applicable to the operations of the Parent, any of the GCA
          Subsidiaries or the GCA Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes, Lessor Advances and all other amounts payable under the Operative Agreements.

          8A.9. FINANCIAL COVENANTS.

          Commencing on the day immediately following the Closing Date, the Credit Parties shall comply with the following financial covenants:

               (a) The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Group shall be less than or equal to 2.5 to 1.0.

               (b) The Consolidated Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Group shall be greater than or equal to 1.2 to 1.0.

          Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 8A.9, (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments acceptable to the Agent in its sole discretion, and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after consummation of any disposition of GCA Property permitted by Section 8B.4(a)(i), (ii) and (v), (A) income statement items and other balance sheet items (whether positive or negative) attributable to the GCA Property disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments acceptable to the Agent in its sole discretion, and (B) Indebtedness of the Target which is retired in connection with such Asset Disposition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

          8A.10. ADDITIONAL SUBSIDIARY GUARANTORS.

          The Credit Parties will cause each Material Domestic GCA Subsidiary (excluding Worldwide Asset Purchasing, LLC), whether newly formed, after acquired or otherwise existing, to promptly (but in any event within fifteen (15) Business Days) become a Guarantor hereunder by way of execution of a Joinder Agreement.


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          8A.11. COMPLIANCE WITH LAW.

          To the extent failure to do so would have a GCA Material Adverse Effect, each Credit Party will, and will cause each of its GCA Subsidiaries to (a) observe and remain in compliance with all applicable Requirements of Law and maintain in full force and effect all permits, authorizations, registrations and consents from any Governmental Authority, in each case applicable to the conduct of its business, and (b) keep in full force and effect all licenses, certifications or accreditations necessary for any GCA Property to carry on its business.

              SECTION 8B. NEGATIVE COVENANTS OF THE CREDIT PARTIES

          The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as any Operative Agreement is in effect and until the Commitments have terminated, the Loans and the Lessor Advances are paid in full, all amounts accrued or due and owing from any Credit Party pursuant to any Operative Agreements have been paid in full and the Liens evidenced by the Security Documents have been released, that:

          SECTION 8B.1 INDEBTEDNESS.

          The Parent will not, nor will it permit any GCA Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

               (a) Indebtedness arising or existing under the Guarantor Credit Agreement and the other GCA Credit Documents;

               (b) Indebtedness of the Parent and the GCA Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in Section 6.3(a) (and set out more specifically in Schedule 6) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

               (c) Indebtedness of the Parent and the GCA Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total principal amount of all such Indebtedness shall not exceed $25,000,000 at any time outstanding;

               (d) Unsecured intercompany Indebtedness (i) among the GCA Credit Parties, (ii) among Foreign GCA Subsidiaries, (iii) owing from Domestic GCA Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement to Credit Parties, which Indebtedness is solely for the purpose of purchasing third party debt obligations; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause
          (iii), together with the aggregate amount of Investments and loans made pursuant to clause (iv) of the definition of Permitted Investments, shall not exceed $100,000,000 at any time outstanding, and (iv) owing from GCA Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement to Credit Parties (other than Indebtedness incurred pursuant to clause (iii) above); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (iv), together with the aggregate amount of Investments and loans made pursuant to clause (v) of the definition of Permitted Investments, shall not exceed $50,000,000 at any time outstanding;

               (e) Secured intercompany Indebtedness among the Parent and the GCA Subsidiaries in a principal amount not to exceed $50,000,000 in the aggregate at any time outstanding; provided that, to the extent a Credit Party and a Subsidiary that is not a Credit Party are parties to such intercompany Indebtedness arrangement, such Credit Party shall be the secured party;

               (f) Indebtedness and obligations owing under Hedging Agreements relating to the loans pursuant to the Guarantor Credit Agreement and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

               (g) Indebtedness and obligations of GCA Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the letters of credit under the Guarantor Credit Agreement) generally in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

               (h) Guaranty Obligations in respect of Indebtedness of a GCA Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 8B.1;

               (i) Indebtedness of the Parent and the GCA Subsidiaries arising under any Synthetic Leases (other than Indebtedness under the Operative Agreements set out on Schedule 6) that is pari passu with or subordinated to the GCA Credit Party Obligations in a principal amount not to exceed $40,500,000 in the aggregate at any time outstanding;

               (j) Indebtedness of the Parent and the GCA Subsidiaries consisting of unsecured earnout obligations incurred in connection with Permitted Acquisitions in a principal amount not to exceed $50,000,000 in the aggregate at any time outstanding;

               (k) Indebtedness (other than revolving credit facilities exceeding $50,000,000 in the aggregate and any Synthetic Leases) of the Parent and the GCA Subsidiaries that is pari passu with or subordinated to the GCA Credit Party Obligations in an aggregate principal amount not to exceed $400,000,000 at any time outstanding;

               (l) Indebtedness of the Parent and the GCA Subsidiaries relating to any accounts receivable securitization transaction or transactions; provided that the principal amount of such Indebtedness does not exceed $100,000,000 in the aggregate at any time outstanding; and

               (m) other Indebtedness of the Parent and the GCA Subsidiaries; provided that such Indebtedness is non-recourse to the Parent or any of the GCA Subsidiaries and the principal amount of such Indebtedness does not exceed $150,000,000 in the aggregate at any time outstanding.

          8B.2. GCA LIENS.

          The Parent will not, nor will it permit any GCA Subsidiary to, contract, create, incur, assume or permit to exist any GCA Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for GCA Permitted Liens.

          8B.3. NATURE OF BUSINESS.

          The Parent will not, nor will it permit any GCA Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

          8B.4. CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

          The Parent will not, nor will it permit any GCA Subsidiary to,

               (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                    (i) Specified Sales;

                    (ii) the sale, transfer, lease or other disposition of
               property or assets (A) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Parent or any of the GCA Subsidiaries, as appropriate, in its reasonable discretion, so long as and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is committed to within 180 days of receipt of the net proceeds and such purchase or acquisition is consummated within 270 days of receipt of such proceeds;

                    (iii) the sale, lease or transfer of property or assets (at fair market value) from the Parent to any other GCA Credit Party;

                    (iv) the sale, lease or transfer of property or assets from a Credit Party other than the Parent to another Credit Party;

                    (v) the sale, lease or transfer of property or assets (at
               fair market value) not to exceed $50,000,000 in the aggregate in any fiscal year; and

                    (vi) the sale, transfer, contribution, conveyance or other disposition of accounts receivable and associated collateral, lockbox and other collection accounts, records and/or proceeds in connection with any accounts receivable securitization, non-recourse indebtedness or any Purchase Paper Facility; or

               (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the GCA Property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, GCA Property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) Investments or acquisitions (including Permitted Acquisitions) permitted pursuant to Section 8B.5, and (B) the merger or consolidation of a GCA Credit Party or other GCA Subsidiary with and into another GCA Credit Party, provided that if the Parent is a party thereto, the Parent will be the surviving corporation.

          8B.5. ADVANCES, INVESTMENTS AND LOANS.

          The Parent will not, nor will it permit any GCA Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments or to the extent permitted by Section 8B.1.

          8B.6. TRANSACTIONS WITH GCA AFFILIATES.

          The Parent will not, nor will it permit any GCA Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or GCA Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or GCA Affiliate.

          8B.7. OWNERSHIP OF SUBSIDIARIES; RESTRICTIONS.

          The Parent will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of the GCA Subsidiaries, nor will it permit any of the GCA Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in connection with any Purchase Paper Facility or any other transaction or series of transactions permitted by Section 8B.4. The Parent shall not, and shall not permit any of the GCA Subsidiaries to, amend, modify or change its shareholders' agreements and other equity-related documents (excluding amendments to stock option plan documents and employee stock incentive documents) in any material respect without the prior written consent of the Primary Financing Parties.

          8B.8. FISCAL YEAR; ORGANIZATIONAL DOCUMENTS; MATERIAL AGREEMENTS.

          The Parent will not, nor will it permit any of the GCA Subsidiaries to, change their fiscal year. The Parent will not, nor will it permit any GCA Subsidiary to, amend, modify or change their articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any material respect or in any respect adverse to the interests of the Primary Financing Parties without the prior written consent of the Primary Financing Parties. The Parent will not, nor will it permit any of the GCA Subsidiaries to, without the prior written consent of the Agent and the Primary Financing Parties, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination by the Parent or any of the GCA Subsidiaries of any of the Material Agreements, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a GCA Material Adverse Effect.

          8B.9. LIMITATION ON RESTRICTED ACTIONS.

          The Parent will not, nor will it permit any GCA Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its GCA Properties or assets to any Credit Party, or (e) act as a Parent and pledge its assets pursuant to the Operative Agreements or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Participation Agreement and the other Operative Agreements, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to
     Section 8B.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (iv) any GCA Permitted Lien or any document or instrument governing any GCA Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such GCA Permitted Lien.

          8B.10. RESTRICTED PAYMENTS.

          Each of the GCA Credit Parties will not, nor will it permit any GCA Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the common stock or equivalent equity interests of such Person, (b) to make dividends or other distributions payable to the Parent or any wholly owned GCA Subsidiary of the Parent that is a Credit Party (directly or indirectly through GCA Subsidiaries) and (c) to make dividends or other distributions payable to any minority equity owner of a GCA Subsidiary in an aggregate amount not to exceed such minority equity owner's equity interest in earnings for the current fiscal year and undistributed earnings from prior fiscal years.

          8B.11. PREPAYMENTS OF SUBORDINATED INDEBTEDNESS, ETC.

          Except in connection with a Purchase Paper Facility, the Parent will not, nor will it permit any GCA Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Debt if such amendment or modification would add or change any terms in a manner adverse to the interests of the Primary Financing Parties or the issuer of such Subordinated Debt, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

          8B.12. SALE LEASEBACKS.

          The Parent will not, nor will it permit any GCA Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any GCA Property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $10,000,000 in the aggregate on an annual basis, (a) which the Parent or any GCA Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Parent or any GCA Subsidiary or (b) which the Parent or any GCA Subsidiary intends to use for substantially the same purpose as any other GCA Property which has been sold or is to be sold or transferred by the Parent or any GCA Subsidiary to another Person which is not the Parent or any GCA Subsidiary in connection with such lease.

          8B.13. NO FURTHER NEGATIVE PLEDGES.

          The Parent will not, nor will it permit any GCA Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any GCA Lien upon its GCA Properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Participation Agreement and the other Operative Agreements, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8B.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (c) in connection with any GCA Permitted Lien or any document or instrument governing any GCA Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such GCA Permitted Lien.

     1.5 Amendment to Sections 11.3(a) and (b) of the Participation Agreement. Sections 11.3(a) and 11.3(b) of the Participation Agreement are hereby deleted in their entirety and replaced with the following:

          (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost; provided, that such Financing Party shall not be permitted to request such compensation from the Lessee if more than one hundred twenty (120) days have elapsed after the applicable event described in (i) or (ii) above. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error; provided, that upon request, the Lessee shall be entitled to review and verify non-confidential information of any Financing Party related to the determination as set forth in the certificate and discuss such non-confidential information of any Financing Party related to any such determination with such Financing Party.

          (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, within fifteen (15) days after demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances; provided, that such Financing Party shall not be permitted to request such compensation from the Lessee if more than one hundred twenty
     (120) days have elapsed after such adoption of or change in the law, regulation or guideline. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error; provided, that upon request, the Lessee shall be entitled to review and verify non-confidential information of any Financing Party related to the determination as set forth in the certificate and discuss such non-confidential information of any Financing Party related to any such determination with such Financing Party.

     1.6 Amendment to Schedules to the Participation Agreement. Schedules 1 through 6 to the Participation Agreement are hereby deleted in their entirety and replaced with Schedules 1 through 6 attached to this Fourth Amendment.

     1.7 Amendment to Exhibit G to the Participation Agreement. Exhibit G to the Participation Agreement is hereby deleted in its entirety and replaced with
Exhibit 1 attached to this Fourth Amendment.

     1.8 Deletions of Items from Section 3 of the Guaranty. Sections 3(i)(I) and 3(i)(V) are hereby deleted in their entirety from the Guaranty.

     1.9 Replacement of Certain Existing Definitions in Appendix A to the Participation Agreement. The following definitions are hereby deleted in their entirety from Appendix A to the Participation Agreement and replaced with the following:

          "Aggregate Revolving Committed Amount" shall mean four hundred million dollars ($400,000,000), as such amount may be increased or reduced from time to time as provided in Sections 2.2, 2.6 or such other applicable sections of the Guarantor Credit Agreement.

          "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect:

                           Applicable
                         Percentage for        Applicable           Applicable           Applicable
                       Eurodollar Lessor     Percentage for     Percentage for ABR     Percentage for
                       Advances in excess   Eurodollar Lessor   Lessor Advances in       ABR Lessor
                          of 12% of the      Advances not in     excess of 12% of     Advances not in
                       aggregate Property   excess of 12% of       the aggregate      excess of 12% of
        Consolidated      Cost for all        the aggregate      Property Cost for     the aggregate
          Leverage       Properties and     Property Cost for   all Properties and   Property Cost for
Level      Ratio        Eurodollar Loans     all Properties          ABR Loans         all Properties
-----   ------------   ------------------   -----------------   ------------------   -----------------
  I        < 0.50x           75 bps              125 bps               0 bps               50 bps
  II    => 0.50x but        87.5 bps            137.5 bps              0 bps               50 bps
           < 1.00x
 III    => 1.00x but         100 bps             150 bps               0 bps               50 bps
           < 1.50x
  IV      => 1.50x           125 bps             175 bps              25 bps               75 bps

          The Applicable Percentage shall be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Agent has received from the Parent the quarterly financial information and certifications required to be delivered to the Agent and the Primary Financing Parties in accordance with the provisions of Sections 8A.1(b) and 8A.2(b) pursuant to which the Parent notifies the Agent of a change in the applicable pricing level based on the financial information contained therein (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. If the Parent shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 8A.1(b) and 8A.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Parent was so required to provide such financial information and certifications to the Agent and the Primary Financing Parties, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Consolidated Leverage Ratio.

          "Arranger" shall mean Wachovia Capital Markets, LLC.

          "Change of Control" shall mean any Person or two or more Persons acting in concert (other than members of the West Family Group) shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Parent. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          "Consolidated EBITDA" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, all as determined in accordance with GAAP, (iv) non-cash charges relating to equity and other performance-related compensation, including stock options and (v) minority equity interests in an amount not to exceed $15,000,000 during any such period. Notwithstanding the above, Consolidated EBITDA shall be (A) $78,189,000 for the fiscal quarter ended March 31, 2004, (B) $80,149,000 for the fiscal quarter ended June 30, 2004 and (C) $77,359,000 for the fiscal quarter ended September 30, 2004.

          "Consolidated Fixed Charge Coverage Ratio" shall mean, as of the end of each fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period to (ii) the sum of Consolidated Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus payments made in connection with earnout obligations for the applicable period to the extent permitted hereunder plus cash taxes paid during the applicable period.

          "Consolidated Interest Expense" shall mean, for any period, all cash interest expense of the Consolidated Group (including, without limitation, the interest component under Capital Leases), as determined in accordance with GAAP.

          "Consolidated Subsidiary" shall mean, as to any Person, any GCA Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

          "Equity Issuance" shall mean any issuance by any Credit Party or any GCA Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any equity issued in connection with any Asset Disposition, any Debt Issuance or any Purchase Paper Facility.

          "Funded Debt" shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,
     (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (A) trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof and (B) obligations under earnout agreements in existence as of the Closing Date) which would appear as liabilities on a balance sheet of such Person, (v) the principal portion of all obligations of such Person under Capital Leases, (vi) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (vii) the maximum available amount of all letters of credit or acceptances issued or created for the account of such Person, (viii) all Funded Debt of another Person secured by a GCA Lien on any property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to such GCA Lien, (ix) the outstanding attributed principal amount under any securitization transaction, (x) the principal balance outstanding under any Synthetic Lease to which such Person is a party, and (xi) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is 6 months after the Maturity Date. The Funded Debt of any Person shall include
     (i) the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt and (ii) exclude non-recourse Indebtedness of such Person.

          "GCA Credit Documents" shall mean the Guarantor Credit Agreement, each of the Notes related thereto, any Joinder Agreement, the Letters of Credit, LOC Documents and all other agreements, documents, certificates and instruments delivered to the Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement), as the capitalized terms used in this definition (other than Guarantor Credit Agreement) are defined in the Guarantor Credit Agreement.

          "GCA Credit Party Obligations" shall mean, without duplication, (a) all of the obligations of the GCA Credit Parties to the GCA Lenders and the GCA Agent, whenever arising, under the GCA Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any GCA Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from any GCA Credit Party or any of the GCA Subsidiaries to any Hedging Agreement Provider, arising under any Hedging Agreement permitted pursuant to the applicable sections of the Guarantor Credit Agreement.

          "GCA Permitted Liens" shall mean:

               (i) GCA Liens created by or otherwise existing, under or in connection with (A) the Participation Agreement or the other Operative Agreements in favor of the Primary Financing Parties or (B) the Guarantor Credit Agreement or the other GCA Credit Documents;

               (ii) GCA Liens in favor of a GCA Lender in connection with Hedging Agreements, but only (A) to the extent such GCA Liens secure obligations under Hedging Agreements with any GCA Lender, or any GCA Affiliate of any GCA Lender, (B) to the extent such GCA Liens are on the same collateral as to which the agent under the Guarantor Credit Agreement, on behalf of the GCA Lenders, also has a GCA Lien and (C) if such provider and the GCA Lenders shall share pari passu in the collateral subject to such GCA Liens;

               (iii) purchase money GCA Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under
          Section 8B.1(c);

               (iv) GCA Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent or the GCA Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of GCA Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

               (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like GCA Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (viii) GCA Liens on the real property and fixtures of the Parent located at or on Lots 19 and 20, Miracle Hills Park, Douglas County, Nebraska and all personal property located on or at such real property that is integral to the operation of such real property and fixtures.

               (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements) , in whole or in part, of any GCA Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement GCA Lien shall be limited to all or a part of the property which secured the GCA Lien so extended, renewed or replaced (plus improvements on such property);

               (x) GCA Liens existing on the Closing Date and set forth on
          Schedule 1 to the Participation Agreement; provided that (a) no such GCA Lien shall at any time be extended to cover GCA Property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such GCA Liens shall not be extended, renewed, refunded or refinanced;

               (xi) GCA Liens arising in connection with Capital Leases to the extent permitted under Section 8B.1(c);

               (xii) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to real property, in each case which do not and will not interfere in any material respect with the operation of such real property or the ordinary conduct of the business of the Parent or any of the GCA Subsidiaries.

               (xiii) GCA Liens arising in connection with accounts receivable securitizations;

               (xiv) GCA Liens on accounts receivable and associated collateral, lockbox and other collection accounts, records and/or proceeds incurred in connection with any Purchase Paper Facility or other non-recourse Indebtedness in the GCA Credit Parties' ordinary course of business and consistent with past practices; and

               (xv) other GCA Liens in addition to those permitted by the foregoing clauses securing Indebtedness not exceeding $1,000,000 on an individual basis and $10,000,000 in the aggregate outstanding at any one time.

          "GCA Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "GCA Subsidiary" or to "GCA Subsidiaries" in this Participation Agreement shall refer to a GCA Subsidiary or GCA Subsidiaries of the Parent; provided, however, that references to a "GCA Subsidiary" or to "GCA Subsidiaries" in this Participation Agreement shall not include Excluded Subsidiaries.

          "Guarantor" shall mean West Corporation, a Delaware corporation, and any of the Subsidiaries identified as a "Guarantor" on the signature pages to the Participation Agreement and the additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

          "Guarantor Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of November 15, 2004 among West Corporation, as the borrower; certain Domestic GCA Subsidiaries party thereto from time to time as guarantors; the several banks and other financial institutions party thereto from time to time, as lenders; Wachovia Bank, National Association, as the administrative agent; Wells Fargo Bank National Association, as syndication agent; Bank of America, N.A. and BNP Paribas, as co-documentation agents; and Wachovia Capital Markets, LLC, as lead arranger and sole book runner.

          "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a GCA Credit Party of the assets or all of the Capital Stock of a Person or any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person referred to herein as the "Target"), in each case that is in the same line of business (or assets used in the same line of business) as the GCA Credit Parties and the GCA Subsidiaries or whereby a substantial portion of the acquired business relies upon automated transactions, telephone representatives or telephony technology, so long as
     (a) no Default or Event of Default shall then exist or would exist after giving effect thereto; (b) the Credit Parties shall demonstrate to the reasonable satisfaction of the Agent that the Credit Parties will be in compliance on a pro forma basis with all of the terms and provisions of the financial covenants set forth in Section 8A.9; (c) the Target, if a Person and if after the acquisition the Target would be a Material Domestic GCA Subsidiary, shall have executed and delivered to the Agent a Joinder Agreement in accordance with the terms of Section 8A.10; (d) such acquisition is not a "hostile" public company acquisition and has been approved by the Board of Directors and/or shareholders of the applicable GCA Credit Party and the public company Target; and (e) with respect to any acquisition where the total consideration shall be (i) greater than $75,000,000 and less than or equal to $150,000,000, the Parent shall have delivered to the Agent and each of the Primary Financing Parties not more than thirty (30) days after the consummation of such acquisition a reasonably detailed description of the material terms of such acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target and (ii) greater than $150,000,000, the Parent shall have delivered to the Agent and each of the Primary Financing Parties not less than five (5) Business Days prior to the consummation of such acquisition (A) a reasonably detailed description of the material terms of such acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target, (B) audited financial statements of the Target, or company-prepared financial statements that have been certified by the Target, for the Target's two (2) most recent fiscal years and unaudited fiscal year-to-date statements for the most recent interim periods, which financial statements shall be consistent with any financial statements filed with the Securities and Exchange Commission in connection with such acquisition and (C) a certificate, in form and substance reasonably satisfactory to the Agent, executed by a Responsible Officer of the Parent (1) certifying that such Permitted Acquisition complies with the requirements of this Agreement and
     (2) demonstrating compliance with subsections (b) and (e) of this definition; provided, however, that an acquisition of a Target that is not incorporated, formed or organized in the United States (a "Foreign Target") shall only qualify as a Permitted Acquisition if each of the other requirements set forth in this definition shall have been satisfied and the total consideration for all such Foreign Targets does not exceed $50,000,000 in the aggregate during the term of this Agreement.

          "Permitted Investments" shall mean:

               (i) cash and Cash Equivalents;

               (ii) receivables owing to the Parent or any of the GCA Subsidiaries or any receivables and advances to suppliers or customers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

               (iii) Investments in and loans to any GCA Credit Parties;

               (iv) Investments in and loans to Domestic GCA Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement solely for the purpose of purchasing third party debt obligations; provided that the aggregate amount of Investments and loans made pursuant to this clause (iv), together with the aggregate amount of Indebtedness incurred pursuant to Section 8B.1(d)(iii), shall not exceed $100,000,000 at any time outstanding;

               (v) Investments in and loans to Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement (other than Investments and loans pursuant to clause (iv) above); provided that the aggregate amount of such Investments and loans, together with the aggregate amount of Indebtedness incurred pursuant to Section 8B.1(d)(iv), shall not exceed $50,000,000 at any time outstanding;

               (vi) loans and advances to employees (other than any officer or director) of the Parent or the GCA Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding;

               (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (viii) Investments, acquisitions or transactions permitted under
          Section 8B.4(b);

               (ix) the Parent may enter into Hedging Agreements to the extent permitted pursuant to Section 8B.1;

               (x) loans, advances and/or Investments, in a aggregate amount not to exceed $25,000,000 at any time outstanding, by Asset Direct Mortgage, LLC or any other GCA Credit Party in connection with a mortgage loan program consisting of the purchase, origination and/or pooling of mortgage loans;

               (xi) Permitted Acquisitions; and

               (xii) additional loans, advances and/or Investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or Investments made pursuant to this clause (xii) shall not exceed an aggregate amount of $25,000,000 at any time outstanding.

          "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Parent or any of its GCA Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Parent or any of its GCA Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Parent or any of its GCA Subsidiaries, now or hereafter outstanding, or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt.

     1.10 Addition of New Definitions in Appendix A to the Participation Agreement. The following definitions are hereby added in appropriate alphabetical order to Appendix A to the Participation Agreement:

          "Excluded Subsidiaries" shall mean Attention Funding Corporation and Attention Funding Trust.

          "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase GCA Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hedging Agreement Provider" shall mean any Person that enters into a Hedging Agreement with a GCA Credit Party or any of its GCA Subsidiaries that is permitted by Section 8B.1 of the Participation Agreement to the extent such Person is a (a) GCA Lender, (b) a GCA Affiliate of a GCA Lender or (c) any other Person that was a GCA Lender (or a GCA Affiliate of a GCA Lender) at the time it entered into the Hedging Agreement but has ceased to be a GCA Lender (or whose GCA Affiliate has ceased to be a GCA Lender) under the GCA Credit Agreement.

          "Investment" shall mean all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

          "Material Domestic GCA Subsidiary" means any Domestic GCA Subsidiary of the Parent that, together with its GCA Subsidiaries, (i) owns more than $15,000,000 in assets on a pro forma basis or (ii) generates more than 5% of Consolidated EBITDA on a pro forma basis for the four fiscal quarter period most recently ended; provided, however, that if at any time there are Domestic GCA Subsidiaries which are not classified as "Material Domestic GCA Subsidiaries" but which collectively account for greater than $40,000,000 in assets on a pro forma basis or which collectively generate more than 20% of Consolidated EBITDA on a pro forma basis, then the Parent shall immediately designate one or more of such Domestic GCA Subsidiaries as Material Domestic GCA Subsidiaries and cause any such Domestic GCA Subsidiaries to comply with the provisions of Section 8A.10 of the Participation Agreement in a number sufficient to comply with such requirement.

          "Purchase Paper Facility" shall mean any financing arrangement involving the purchase by the GCA Credit Parties of commercial or consumer debt (including, without limitation, that certain loan agreement dated as of August 15, 2001 by and between Worldwide Asset Purchasing, LLC and CFSC Capital Corp. XXXIV and that certain Financing Facility and Security Agreement, dated as of December 19, 2003, by and among Arrow Funding, LLC, Attention, LLC, Attention Funding Corporation, Attention Funding Trust, and Arrow Financial Services, LLC), as amended, modified supplemented or replaced from time to time.

          "Super Majority Financing Parties" shall mean Financing Parties holding in the aggregate greater than 80% of the outstanding Loans and Lessor Advances; provided, however, that if any Financing Party shall be a Defaulting Primary Financing Party at such time, then the outstanding Loans and Lessor Advances of such Financing Party shall be excluded from the determination of Super Majority Financing Parties.

          "Wachovia" shall mean Wachovia Bank, National Association, together with its successors and/or assigns.

     1.11 Deletion of various terms from Appendix A to the Participation Agreement. The terms "Acquisition", "Acquisition Documents", "Continuing Directors", "Net Cash Proceeds" and "Pledge Agreement" are hereby deleted in their entirety from Appendix A to the Participation Agreement.

     1.12 Amendment to Sections 17.1(g), (h) and (i) of the Lease. Sections 17.1(g), (h) and (i) of the Lease are hereby deleted in their entirety and replaced by the following:

          (g) The liquidation or dissolution of the Parent, any GCA Subsidiary or any Excluded Subsidiary, or the suspension of the business of the Parent, any GCA Subsidiary or any Excluded Subsidiary, or the filing by the Parent, any GCA Subsidiary or any Excluded Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Parent, any GCA Subsidiary or any Excluded Subsidiary indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by the Parent, any GCA Subsidiary or any

     Excluded Subsidiary for, or the appointment by consent or acquiescence of the Parent, any GCA Subsidiary or any Excluded Subsidiary of a receiver, a trustee or a custodian of the Parent, any GCA Subsidiary or any Excluded Subsidiary for all or a substantial part of its property; the making by the Parent, any GCA Subsidiary or any Excluded Subsidiary of any assignment for the benefit of creditors; the admission by the Parent, any GCA Subsidiary or any Excluded Subsidiary in writing of its inability to pay its debts as they mature or the Parent, any GCA Subsidiary or any Excluded Subsidiary is generally not paying its debts and other financial obligations as they become due and payable; or the Parent, any GCA Subsidiary or any Excluded Subsidiary taking any corporate action to authorize any of the foregoing;

          (h) The filing of an involuntary petition against the Parent, any GCA Subsidiary or any Excluded Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Parent, any GCA Subsidiary or any Excluded Subsidiary for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Parent, any GCA Subsidiary or any Excluded Subsidiary, and the continuance of any of such events for ninety (90) days undismissed or undischarged;

          (i) The adjudication of the Parent, any GCA Subsidiary or any Excluded Subsidiary as bankrupt or insolvent;

     1.13 Amendment to Schedule 2.1 of the Credit Agreement. Schedule 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 2 attached to this Fourth Amendment.

                                    SECTION 2
                               CLOSING CONDITIONS

     2.1 Closing Conditions. This Fourth Amendment shall become effective as of the date hereof upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):

          (a) Executed Amendment. Receipt by the Agent of a copy of this Fourth Amendment duly executed by the Borrower, the Agent, the Majority Secured Parties and the Credit Parties.

          (b) Resolutions. Receipt by the Agent of copies of resolutions of the Board of Directors of each of the Credit Parties approving and adopting this Fourth Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the date hereof.

          (c) Incumbency Certificate. Receipt by the Agent of an incumbency certificate with respect to each of the Credit Parties.

          (d) Legal Opinions of Counsel. The Agent shall have received opinions of legal counsel for the Credit Parties, dated as of the date hereof and addressed to the Agent and the Primary Financing Parties, which opinions shall be in form and substance acceptable to the Agent and the Primary Financing Parties.

          (e) Material Adverse Event. Since December 31, 2003, there shall have been no change or occurrence which could reasonably be expected to have a Material Adverse Effect.

          (f) Litigation. There shall not exist any pending or threatened litigation or investigation affecting or relating to the Parent or any of its Subsidiaries, the Participation Agreement or the other Operative Agreements that in the reasonable judgment of the Agent and Primary Financing Parties could materially adversely affect the Parent and its Subsidiaries, taken as a whole, or the Participation Agreement or the other Operative Agreements, that has not been settled, dismissed, vacated, discharged or terminated prior to the date hereof.

          (g) Officer's Certificate. The Agent shall have received a certificate executed by a responsible officer of the Parent as of the date hereof stating that immediately after giving effect to this Fourth Amendment and all the transactions contemplated to occur on the date hereof, (A) no Default or Event of Default exists, (B) all representations and warranties contained in this Fourth Amendment and in the Participation Agreement and the other Operative Agreements (except those which expressly relate to an earlier date) are true and correct, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 8A.9 to the Participation Agreement on a pro forma basis.

          (h) Consents. The Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with this Fourth Amendment and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

          (i) Fees. Subject to the terms of the Fee Letter (as defined in the Guarantor Credit Agreement), receipt by the Agent of all reasonable fees and expenses of the Agent in connection with the preparation, execution and delivery of this Fourth Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

          (j) Closing with regard to the Guarantor Credit Agreement. The conditions precedent to the Closing Date (as such term is defined in the Guarantor Credit Agreement) shall all have been satisfied or, if not satisfied, shall have been waived by the appropriate parties under the Guarantor Credit Agreement. Additionally, the Guarantor Credit Agreement shall be in full force and effect.

          (k) Joinder Agreements. The Agent shall have received one or more Joinder Agreements duly executed by West Asset Management, Inc., The Debt Depot, LLC, West Telemarketing, LP, West Transaction Services, LLC, West Transaction Services II, LLC, West Business Services, LP and West Asset Purchasing, LLC, and (respecting each of the foregoing entities) such other documentation as required pursuant to the Operative Agreements for the effective joinder of a new Guarantor.

                                    SECTION 3
                                  MISCELLANEOUS

     3.1 Amended Terms. The terms "Participation Agreement", "Lease", "Credit Agreement" and "Guaranty" as used in each of the Operative Agreements shall hereafter mean the Participation Agreement, Lease, Credit Agreement and Guaranty, each as amended by this Fourth Amendment. Except as specifically amended or modified hereby or otherwise agreed, the Participation Agreement, Lease, Credit Agreement and Guaranty are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

     3.2 Representations and Warranties of the Credit Parties. Each of the Credit Parties represents and warrants to the Financing Parties as follows:

          (a) It has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment.

          (b) This Fourth Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Fourth Amendment.

          (d) The representations and warranties of such Person set forth in Sections 6.2 and 6.3 of the Participation Agreement and Section 2 of the Guaranty, as the case may be, are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

     3.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Operative Agreements (as amended by this Fourth Amendment) and acknowledges and reaffirms (a) that it is bound by all terms of the Operative Agreements (as amended by this Fourth Amendment) applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations pursuant to the Operative Agreements.

     3.4 Operative Agreements. This Fourth Amendment shall constitute an Operative Agreement under the terms of the Participation Agreement.

     3.5 Expenses. Subject to the terms of the Fee Letter (as defined in the Guarantor Credit Agreement), the Parent agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Fourth Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, and all previously incurred fees and expenses which remain outstanding on the date hereof.

     3.6 Entirety. This Fourth Amendment and the other Operative Agreements embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

     3.7 Counterparts/Telecopy. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Fourth Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

     3.8 Governing Law. This Fourth Amendment and the rights and obligations of the parties under this Fourth Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     3.9 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial; Venue. The jurisdiction, services of process, waiver of jury trial and venue provisions set forth in Section 12.7 of the Participation Agreement are hereby incorporated by reference, mutatis mutandis.

     3.10 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Agent, as is reasonably necessary to carry out the intent of this Fourth Amendment.

     3.11 Release of Certain Guarantors. The parties to this Fourth Amendment hereby agree that the entities referenced on Exhibit 3 attached to this Fourth Amendment are hereby released, without the need of any additional action, as Guarantors.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed under seal and delivered as of the date and year first above written.

LESSEE:                                 WEST FACILITIES CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Paul M. Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Chief Financial Officer

                           (signature pages continue)

PARENT:                                 WEST CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Paul M. Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Chief Financial Officer

                           (signature pages continue)

GUARANTORS:                             WEST CORPORATION,
                                        a Delaware corporation

                                        WEST TELEMARKETING CORPORATION II,
                                        a Delaware corporation

                                        WEST INTERACTIVE CORPORATION,
                                        a Delaware corporation

                                        NORTHERN CONTACT, INC.,
                                        a Delaware corporation

                                        INTERCALL, INC.,
                                        a Delaware corporation

                                        INTERCALL TELECOM VENTURES, LLC,
                                        a Delaware limited liability company

                                        CONFERENCECALL.COM, INC.,
                                        a Delaware corporation

                                        WEST RECEIVABLE SERVICES, INC.,
                                        a Delaware corporation

                                        NATIONAL ASSET MANAGEMENT
                                        ENTERPRISES, INC., a Georgia corporation

                                        WEST ASSET MANAGEMENT, INC.,
                                        a Delaware corporation


                                        By: /s/ Paul M. Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Chief Financial Officer

                           (signature pages continue)

                                        ATTENTION, LLC,
                                        a Georgia limited liability company

                                        WORLDWIDE ASSET MANAGEMENT, LLC,
                                        a Georgia limited liability company

                                        WEST INTERNATIONAL ASSET
                                        MANAGEMENT, LLC, a Nevada limited
                                        liability company

                                        BUYDEBTCO, LLC,
                                        a Nevada limited liability company

                                        THE DEBT DEPOT, LLC,
                                        a Delaware limited liability company

                                        ASSET DIRECT MORTGAGE, LLC,
                                        a Delaware limited liability company

                                        WEST TELEMARKETING, LP,
                                        a Delaware limited partnership
                                        By: West Transaction Services, LLC,
                                            its General Partner

                                        WEST TRANSACTION SERVICES, LLC,
                                        a Delaware limited liability company

                                        WEST TRANSACTION SERVICES II, LLC,
                                        a Delaware limited liability company

                                        WEST BUSINESS SERVICES, LP,
                                        a Delaware limited partnership
                                        By: West Transaction Services, LLC,
                                            its General Partner

                                        WEST ASSET PURCHASING, LLC,
                                        a Nevada limited liability company


                                        By: /s/ Paul M. Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Manager

                                        WEST DIRECT, INC.,
                                        a Delaware corporation


                                        By: /s/ Paul M. Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Treasurer

                           (signature pages continue)

                                        WACHOVIA DEVELOPMENT CORPORATION,
                                        as the Borrower and as the Lessor


                                        By: /s/ Evander S. Jones Jr.
                                            ------------------------------------
                                        Name: Evander S. Jones Jr.
                                        Title: Vice President

                           (signature pages continue)

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as the Agent


                                        By: /s/ Michael Romanzo
                                            ------------------------------------
                                        Name: Michael Romanzo
                                        Title: Vice President

                           (signature pages continue)

                                        WACHOVIA CAPITAL INVESTMENTS, INC.,
                                        as a Lender


                                        By: /s/ Evander S. Jones, Jr.
                                            ------------------------------------
                                        Name: Evander S. Jones Jr.
                                        Title: Vice President

                           (signature pages continue)

                                        COMMERCEBANK, N.A., as a Lender


                                        By: /s/ Lourdes Jordan
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Lourdes Jordan 2-LJ-149

                              (signature pages end)

                                   Schedule 1

                               GCA PERMITTED LIENS

      Debtor          Secured Party     Jurisdiction     Filing Type     Filing Date         Description of Collateral
-----------------   ----------------   -------------   ---------------   -----------   ------------------------------------
 West Facilities     Wachovia Bank,       Douglas           UCC-1          6/4/2003     Fixture Filing for Douglas County,
   Corporation          National          County,       (#2003106373)                    Nebraska property subject to the
                     Association, as      Nebraska                                          Synthetic Lease transaction
                          Agent

 West Facilities     Wachovia Bank,       Delaware          UCC-1         5/14/2003       All assets located at the Bexar
   Corporation          National                         (#31241192)                     County, Texas and Douglas County,
                     Association, as                                                    Nebraska properties subject to the
                          Agent                                                             Synthetic Lease transaction

  West Facilities    Wachovia Bank,       Douglas           UCC-1          6/4/2003      All assets located at the Douglas
   Corporation          National          County,       (#2003-106381)                 County, Nebraska property subject to
                     Association, as      Nebraska                                        the Synthetic Lease transaction
                          Agent

  West Facilities    Wachovia Bank,       Delaware          UCC-1         5/14/2003     Fixture Filing for Douglas County,
   Corporation          National                         (#31241267)                        Nebraska property (filed in
                     Association, as                                                      connection with Synthetic Lease
                          Agent                                                                    transaction)

  West Facilities    Wachovia Bank,       Douglas           UCC-1          6/4/2003     Lease filing for the Douglas County,
   Corporation          National          County,       (#2003-106386)                   Nebraska property subject to the
                     Association, as      Nebraska                                          Synthetic Lease transaction
                    Agent (Assignee)

  West Facilities    Wachovia Bank,       Delaware          UCC-1         5/14/2003     Lease filing for the Bexar County,
   Corporation          National                         (#31241481)                    Texas and Douglas County, Nebraska
                     Association, as                                                    properties subject to the Synthetic
                    Agent (Assignee)                                                             Lease transaction

 West Facilities     Wachovia Bank,        Bexar            UCC-1         5/15/2003      Fixture Filing for Bexar County,
   Corporation          National       County, Texas    (#20030121807)                     Texas property subject to the
                     Association, as                                                        Synthetic Lease transaction
                          Agent

 West Facilities     Wachovia Bank,        Bexar            UCC-1           5/16/04     Lease filing for the Bexar County,
   Corporation          National       County, Texas    (#20030121810)                     Texas property subject to the
                       Association                                                          Synthetic Lease transaction
                       (Assignee)

 West Facilities     Wachovia Bank,        Bexar            UCC-1           5/16/04       All assets located at the Bexar
   Corporation          National       County, Texas    (#20030121809)                   County, Texas property subject to
                       Association                                                        the Synthetic Lease transaction

  National Asset    Ameritech Credit      Superior          UCC-1         12/06/2000     Certain Leased Security and Other
    Management         Corporation        Court of     (#033200016573)                               Equipment
Enterprises, Inc.                       Cobb County,
                                          Georgia


                                 Sechedule 1-1

      Debtor          Secured Party     Jurisdiction      Filing Type      Filing Date         Description of Collateral
-----------------   ----------------   -------------   -----------------   -----------   ------------------------------------
 Worldwide Asset     B-Line, L.L.C.       Superior           UCC-1          5/21/2004       Certain Consumer Loan Accounts
 Management, LLC                          Court of      (#060200406600)
                                           Fulton
                                          County,
                                          Georgia

 Worldwide Asset     B-Line, L.L.C.       Superior           UCC-1          6/18/2004       Certain Consumer Loan Accounts
 Management, LLC                          Court of      (#060200407871)
                                           Fulton
                                          County,
                                          Georgia

 Worldwide Asset     B-Line, L.L.C.       Superior           UCC-1          7/22/2004       Certain Consumer Loan Accounts
 Management, LLC                          Court of      (#060200409362)
                                           Fulton
                                          County,
                                          Georgia

 Worldwide Asset     B-Line, L.L.C.       Superior           UCC-1          8/12/2004       Certain Consumer Loan Accounts
 Management, LLC                          Court of      (#060200410417)
                                           Fulton
                                          County,
                                          Georgia

 Worldwide Asset     B-Line, L.L.C.       Superior           UCC-1          9/14/2004       Certain Consumer Loan Accounts
 Management, LLC                          Court of      (#060200411957)
                                           Fulton
                                          County,
                                          Georgia

 Worldwide Asset     B-Line, L.L.C.       Superior           UCC-1          10/13/2004      Certain Consumer Loan Accounts
 Management, LLC                          Court of      (#060200413194)
                                           Fulton
                                          County,
                                          Georgia

  Attention, LLC     Arrow Funding,       Superior           UCC-1          12/19/2003    All accounts sold to Arrow Funding
                           LLC            Court of     (#67-2003-013425)                     Corporation by Attention, LLC
                       (Assigned)         Gwinnett
                                          County,
                                          Georgia

  Attention, LLC      Arrow Funding,      Superior           UCC-1          12/19/2003    Attention Funding Corporation Stock
                           LLC            Court of     (#67-2003-013426)                 and all other interests in Attention
                                          Gwinnett                                          Funding Corporation acquired by
                                          County,                                                   Attention, LLC
                                          Georgia

Note: 1. See Schedule 3.18(a) for Liens on real property.


                                  Schedule 1-2

                                   Schedule 2

                                  SUBSIDIARIES

                         Jurisdiction of      No. of      Outstanding          Owner of        No. of   Percentage of
                          Incorporation/   Outstanding     Warrants,         Outstanding       Shares       Shares
      Subsidiary           Organization       Shares     Options, Etc.          Shares          Owned       Owned
----------------------   ---------------   -----------   -------------   -------------------   ------   -------------
   West Transaction          Delaware          N/A             0           West Corporation      N/A         100%
     Services, LLC

   West Transaction          Delaware          N/A             0           West Corporation      N/A         100%
   Services II, LLC

West Telemarketing, LP       Delaware          N/A             0           West Transaction      N/A         99%
                                                                           Services II, LLC

                                                                           West Transaction
                                                                            Services, LLC                     1%

  West Telemarketing         Delaware         10,000           0         West Telemarketing,   10,000        100%
    Corporation II                                                                LP

     West Business           Delaware          N/A             0           West Transaction      N/A         99%
     Services, LP                                                          Services II, LLC

                                                                           West Transaction
                                                                            Services, LLC                     1%

    West Facilities          Delaware         10,000           0           West Corporation    10,000        100%
      Corporation

   West Interactive          Delaware         10,000           0           West Corporation    10,000        100%
      Corporation

   West Direct, Inc.         Delaware         10,000           0           West Corporation    10,000        100%

    Attention, LLC           Georgia           N/A             0           West Corporation      N/A         100%

Northern Contact, Inc.       Delaware         10,000           0         West Telemarketing,   10,000        100%
                                                                                  LP
  West International         Delaware         1,000            0           West Corporation     1,000        100%
      Corporation

  West Telemarketing       Nova Scotia,       20,000           0          Northern Contact,    20,000        100%
      Canada, ULC             Canada                                             Inc.

  Attention III, LLC         Georgia           N/A             0            Attention, LLC       N/A         100%

   Attention Funding         Delaware         1,000            0            Attention, LLC      1,000        100%
      Corporation

   Attention Funding         Delaware          N/A             0          Attention Funding      N/A         100%
         Trust                                                               Corporation


                                  Schedule 2-1

                         Jurisdiction of      No. of      Outstanding          Owner of        No. of   Percentage of
                          Incorporation/   Outstanding     Warrants,         Outstanding       Shares       Shares
      Subsidiary           Organization       Shares     Options, Etc.          Shares          Owned       Owned
----------------------   ---------------   -----------   -------------   -------------------   ------   -------------
    InterCall, Inc.         Delaware          10,000           0           West Corporation    10,000        100%

   InterCall Telecom        Delaware           N/A             0           InterCall, Inc.       N/A         100%
     Ventures, LLC

    InterCall, Inc.       New Brunswick        100             0           InterCall, Inc.       100         100%

 InterCall Australia        Australia          100             0           InterCall, Inc.       100         100%
       Pty. Ltd.

 InterCall Singapore        Singapore           2              0           InterCall, Inc.        2          100%
       Pte. Ltd.

 InterCall Hong Kong        Hong Kong         10,000           0           InterCall, Inc.     10,000        100%
       Pty. Ltd.

InterCall Asia Pacific      Australia          100             0           InterCall, Inc.       100         100%
  Holdings Pty. Ltd.

 InterCall New Zealand     New Zealand         100             0           InterCall, Inc.       100         100%
        Limited

InterCall Conferencing       United             10             0           InterCall, Inc.       10          100%
   Services Limited          Kingdom

 Legal Connect Limited       United             2              0              InterCall           2          100%
                             Kingdom                                         Conferencing
                                                                           Services Limited

    Jamaican Agent           Jamaica          1,000            0           West Corporation      999         99.9%
   Services Limited                                                       Northern Contact,
                                                                                 Inc.             1          0.1%

West Contact Services,     Philippines        10,000           0           West Corporation     9,995       99.95
         Inc.                                                             Hector M. De Leon       1          .01%
                                                                           Thomas B. Barker       1          .01%
                                                                            Mark V. Lavin         1          .01%
                                                                          Bethilda Carabuena      1          .01%
                                                                            Maria Victoria
                                                                            Vergel-Roldan         1          .01%

    ConferenceCall.         Delaware           1,000           0           InterCall, Inc.      1,000        100%
       com, Inc.

 InterCall Japan, K.K.        Japan             200            0           InterCall, Inc.       130          65%
                                                                         Tozai Sogo Law Firm      70          35%


    West Receivable         Delaware          10,000           0           West Corporation    10,000        100%
    Services, Inc.


                                  Schedule 2-2

                         Jurisdiction of      No. of      Outstanding          Owner of        No. of   Percentage of
                          Incorporation/   Outstanding     Warrants,         Outstanding       Shares       Shares
      Subsidiary           Organization       Shares     Options, Etc.          Shares          Owned       Owned
----------------------   ---------------   -----------   -------------   -------------------   ------   -------------
    Worldwide Asset          Georgia           N/A             0           West Receivable       N/A         100%
    Management, LLC                                                         Services, Inc.

    National Asset           Georgia          3,077            0           West Receivable      3,077        100%
      Management                                                            Services, Inc.
   Enterprises, Inc.

  West International         Nevada            N/A             0           West Receivable       N/A         100%
 Asset Management, LLC                                                      Services, Inc.

    Worldwide Asset          Nevada            N/A             0           West Receivable       N/A          70%
    Purchasing, LLC                                                         Services, Inc.

                                                                          Cargill Financial
                                                                            Services Corp.
                                                                                XXXIV                         30%

    BuyDebtCo, LLC           Nevada            N/A             0           West Receivable       N/A         100%
                                                                            Services, Inc.

  The Debt Depot, LLC       Delaware           N/A             0           West Receivable       N/A         100%
                                                                            Services, Inc.

Asset Direct Mortgage,      Delaware           N/A             0           West Corporation      N/A         100%
          LLC

Portafolios NAM, S. de       Mexico            N/A             0           Worldwide Asset       N/A          99%
     R.L. de C.V.                                                          Collections, LLC

                                                                            BuyDebtCo, LLC                    1%

 Portafolios NAM-1, S.       Mexico            N/A             0          West International     N/A          99%
    de R.L. de C.V.                                                       Asset Management,
                                                                                 LLC
                                                                            BuyDebtCo, LLC                    1%

    GCA Corporacion          Mexico            N/A             0              Worldwide          N/A          99%
 Gerencial de Activos,                                                   International Asset
  S. de R.L. de C.V.                                                       Management, LLC

                                                                            BuyDebtCo, LLC                    1%

West Asset Management,      Delaware          10,000           0           West Receivable     10,000        100%
         Inc.                                                               Services, Inc.

West Asset Purchasing,       Nevada            N/A             0           West Receivable       N/A         100%
          LLC                                                               Services, Inc.


                                  Schedule 2-3

                                   Schedule 3

                            LOCATION OF REAL PROPERTY

Owned Real Property:

1. Approximately 0.39 acres owned by InterCall, Inc. located at 802 First Avenue, West Point, Troup County, Georgia 31833.

2. Approximately 2.54 acres owned by InterCall, Inc. located at 1239 O.G. Skinner Drive, West Point, Troup County, Georgia 31833.

3. 3300 20th Avenue, Valley, Chambers County, Alabama, owned by InterCall, Inc. Title to this property is subject to the following:

          (a) Lease by Powertel, Inc. of 1,800 square feet by lease dated June 3, 2000.

4. Approximately 5.69 acres owned by InterCall, Inc. located at 1211 O.G. Skinner Drive, West Point, Troup County, Georgia 31833.

5. 401 E. 4th Street, West Point, Troup County, Georgia 31833, owned by InterCall, Inc.

6. 403 E. 4th Street, West Point, Troup County, Georgia 31833, owned by InterCall, Inc.

7. 620 Greison Trail, Newnan, Coweta County, Georgia 31833, owned by InterCall, Inc.

8. Approximately 14 acres of land adjacent to O.G. Skinner Dr. (a.k.a. Pittman Street), West Point, Troup County, Georgia 31833, owned by InterCall, Inc.

9. Approximately 1.63 acres located adjacent to and south of property described herein as 1211 O.G. Skinner Drive, West Point, Troup Count, Georgia 31833, owned by InterCall, Inc.

10. 11808 Miracle Hills Dr., Omaha, Douglas County, Nebraska 68154, owned by West Corporation and subject to that certain Mortgage Agreement, by and between West Corporation and First National Bank of Omaha.

11. 5031 Commerce Park Circle, Pensacola, Escambia County, Florida 32507, owned by West Corporation (f/k/a West TeleServices Corporation).

12. 2311 S. Illinois Ave. US Route 51, Carbondale, Jackson County, Illinois 62901, owned by West Business Services, LP.

13. 1015 Belvidere, El Paso, El Paso County, Texas 79912, owned by West Business Services, LP.

14. Buildings 1000, 2000, 3000 and 5000, 11330 IH 10 West, San Antonio, Bexar County, Texas 78249, owned by West Business Services, LP.

15. Building 8000, 10940 Laureate Drive, San Antonio, Bexar County, Texas 78349, owned by West Business Services, LP.


                                  Schedule 3-1

Leased Real Property:

1. Lease to InterCall, Inc., as lessee, for the 5th Floor, Suites 502 and 508, 232 Madison Avenue, New York, New York 10016.

2. Lease to InterCall, Inc., as lessee, for approximately 3,884 rsf, for One Glenlake Parkway, Atlanta, Georgia 30328.

3. Lease to InterCall, Inc., as lessee, for approximately 1,353 rsf at Corporate Center, 110 East Broward Boulevard, Ft. Lauderdale, Florida 33301.

4. Lease to InterCall, Inc., as lessee, for approximately 3,715 rsf, known as 3601 West 76th Street, Edina, Minnesota 55435.

5. Lease to InterCall, Inc., as lessee, for approximately 1,440 rsf, known as Suite 150, Lake Forest Place, 4445 Lake Forest Drive, Cincinnati, Ohio 45242.

6. Lease to InterCall, Inc., as lessee, for approximately 3,323 rsf, known as Suite 1110, Prentice Point, 5299 DTC Boulevard, Englewood, Colorado 80111.

7. Lease to InterCall, Inc., as lessee, for approximately 2,681 rsf, known as Suite 1060, 3 Ballston Plaza, 1100 North Glebe Road, Arlington, Virginia 22201.

8. Lease to InterCall, Inc., as lessee, for approximately 2,867 rsf, known as Suite 414, 3 Bala Plaza, Bala Cynwyd, Pennsylvania 19004.

9. Lease to InterCall, Inc., as lessee, for approximately 4,689 rsf, known as Suite 210, 990 Washington Street, Dedham, Massachusetts 02026.

10. Lease to InterCall, Inc., as lessee, for approximately 3,214 rsf, known as 99 Cherry Hill Road, Parsippany, New Jersey 07054.

11. Lease to InterCall, Inc., as lessee, for approximately 3,946 rsf, for office space at 80 Broad Street, New York, New York 10004-2009.

12. Lease to InterCall, Inc., as lessee, for approximately 3,355 rsf, known as Suite 840, 433 East Las Colinas Boulevard, Irving, Texas 75039.

13. Lease to InterCall, Inc., as lessee, for approximately 2,796 rsf at 2700 Post Oak Boulevard, Houston, Texas 77056.

14. Lease to InterCall, Inc., as lessee, for approximately 418 rsf, for 1001 Southwest 5th Ave., Suite 110, Portland, Oregon 97204.

15. Lease to InterCall, Inc., as lessee, for approximately 3,110 rsf, known as Suite 220, 18201 Von Karman Ave., Irvine, California 92612.

16. Lease to InterCall, Inc., as lessee, for approximately 2,802 rsf, known as Suite 320 of the Denny Building, 2121 Fourth Avenue, Seattle, Washington 98121.


                                  Schedule 3-2

17. Lease to InterCall, Inc., as lessee, for approximately 2,675 rsf, known as Suite 810, 425 California Street, San Francisco, California 94104.

18. Lease to InterCall, Inc., as lessee, for approximately 5,039 rsf, known as 300 South Tower, Peachtree 25th Building, 1718 Peachtree Street, N.W., Atlanta, Georgia 30309.

19. Lease to InterCall, Inc., as lessee, for approximately 23,261 rsf, known as Suites 225, 400, 413, 420, 421, 464 and 520 for premises located at Citicorp Plaza, 8420 West Bryn Mawr, Chicago, Illinois 60631.

20. Lease to InterCall, Inc., as lessee, for the office space located at 3618 West Market Street, Suite 100, Room 1, Fairlawn, Ohio 44333.

21. Lease to InterCall Australia Pty. Ltd., as lessee, for Level 1, 187 Thomas Street, Sydney, New South Wales, Australia.

22. Lease to InterCall Australia Pty. Ltd., as lessee, for Suite 1301, 227 Collins Street, Melbourne, Victoria, Australia.

23. Lease to InterCall Singapore Pte. Ltd., as lessee, Operation Center, for 6 Battery Road, #10-01 049909, Singapore.

24. Lease to InterCall, Inc., as lessee, for Suites 212 and 220, Building A, Trinity Court, Wokingham Road, Bracknell, RG42 1PL (UK).

25. Lease to InterCall Conferencing Services Limited, as lessee, for offices on the second floor at Topeka House, Luther Challis Business Centre, Barnwood, Gloucester, UK.

26. License Agreement to InterCall, Inc., as lessee, for office space at Kilcullen House, 1 Haigh Terrace, Dun Lioghaire, Dublin, Ireland.

27. Lease to InterCall, Inc., as lessee, for 3131 East Camelback, Suites 268, 269 and 270, Phoenix, Arizona 85016.

28. Lease to InterCall, Inc., as lessee, for approximately 4,074 rsf, known as Suite 210, 3301 Northland Drive, Austin, Texas 78731.

29. Lease to InterCall, Inc., as lessee, for approximately 1,752 rsf, known as Space 102, 5387 Manhattan Circle, Boulder, Colorado 80303.

30. Lease to InterCall, Inc., as lessee, for approximately 3,395 rsf, known as Suite 206, 11340 West Olympic Boulevard, Los Angeles, California 90064.

31. Lease to InterCall, Inc., as lessee, for office space at 80 River Street, Hoboken, New Jersey 07030.

32. Office Lease between HQ Global Workplaces and InterCall, Inc., as lessee, dated September 2, 1999.

33. Lease to InterCall, Inc., as lessee, for POP Site, Telecom Exchange Airdale Street, Auckland 1003, New Zealand.


                                  Schedule 3-3

34. Lease to InterCall, Inc., as lessee, for equipment at 2203 64th Boulevard, Valley, Alabama 30864.

35. Lease to InterCall Web Conferencing Services Limited, as lessee, for office space at LaGrande Arche Paroi Nord, 92044, Paris La Defense, France.

36. Lease to InterCall, Inc., as lessee, for office space at HQ Boone Boulevard Center, Vienna, Virginia 22182.

37. Lease to InterCall, Inc., as lessee, for office space at HQ Francisco Bay Center, San Francisco, California 94111.

38. Lease to West Telemarketing, LP, as lessee, for office space at 9910 Maple Street, Omaha, Nebraska 68134.

39. Lease to West Telemarketing, LP, as lessee, for office space at 9311 N. 93rd Street and 9218 Bedford Avenue, Omaha, Nebraska 68134.

40. Lease to West Telemarketing, LP, as lessee, for office space at 11626 Nicholas Street, Omaha, Nebraska 68134.

41. Lease to West Interactive Corporation, as lessee, for office space at 9223 Bedford Street and 3231 N. 93rd Street, Omaha, Nebraska 68134.

42. Lease to West Facilities Corporation, as lessee, for Suite 208, 99 Railroad Station Plaza, Hicksville, New York 11801.

43. Lease to West Telemarketing, LP, as lessee, for office space at 808 N. 108th Ave., Omaha, Nebraska 68154.

44.  Lease to West Interactive Corporation, as lessee, for office space at 4015
     S. 132nd Street, Omaha, Nebraska 68137.

45. Lease to West Telemarketing, LP, as lessee, for office space at 10606 Burt Street, Omaha, Nebraska 68114.

46. Lease to West Corporation (f/k/a West TeleServices Corporation), as lessee, for office space at 11810 Nicholas Street, Omaha, Nebraska 68154.

47. 11650 Miracle Hills Drive, Omaha, Douglas County, Nebraska 68154, leased by West Corporation, as lessee, and subject to that certain Deed of Trust, filed at Miscellaneous Book 8070, Page 305 on 5/12/03 with the Register of Deeds of Douglas County, Nebraska, pursuant to the synthetic lease transaction (see Schedule 6.1(b)).

48. Lease to West Corporation (f/k/a West TeleServices Corporation), as lessee, for space at 4645 Concord Road, Beaumont, Texas 77703.

49. Lease to West Interactive Corporation, as lessee, for space at 1425 Champa Street, Denver, Colorado 80202.


                                  Schedule 3-4

50. Lease to West Interactive Corporation, as lessee, for space at 3003 Cobb Parkway, Atlanta, Georgia 30339.

51. Lease to West Telemarketing, LP, as lessee, for space at 2323 W. 38th Street, Unit 1A, Erie, Pennsylvania 16506.

52. Lease to West Telemarketing, LP, as lessee, for space at 227 Fox Hill Rd., Unit D-8, Hampton, Virginia 23669.

53. Lease to West Telemarketing, LP, as lessee, for space at 1545 South 77 Sunshine Strip, Harlingen, Texas 78550.

54. Lease to West Telemarketing, LP, as lessee, for space at 5000 Bradford Drive, Huntsville, Alabama 35805.

55. Lease to West Telemarketing, LP, as lessee, for space at 1331 West Memorial Road, Oklahoma City, Oklahoma 73114.

56. Lease to West Telemarketing, LP, as lessee, for space at 1315 Financial Blvd., Reno, Nevada 89510.

57. Lease to West Telemarketing, LP, as lessee, for space at Harlem Alpine Center, 1975 Harlem Road, Loves Park, Illinois 61111.

58. Lease to West Telemarketing, LP, as lessee, for Suite 100, 3810 S. 103rd East Ave., Tulsa, Oklahoma 74146.

59. Lease to West Business Services, LP, as lessee, for space at 328 Ross Clark Circle, Dothan, Alabama 36303.

60. Lease to West Interactive Corporation, as lessee, for space at 3605 Ambassador Caffery Pkwy., Lafayette, Louisiana 70503.

61. Lease to West Business Services, LP, as lessee, for space at 3262 Dauphin, Mobile, Alabama 36606.

62. Lease to West Business Services, LP, as lessee, for the 5th Floor, 3800 E. 42nd Street, Odessa, Texas 79762.

63. Lease to Attention, LLC, as lessee, for space at 3432 Jefferson Ave., Texarkana, Arkansas 78124 pursuant to that Assignment of Lease from West Telemarketing Corporation Outbound.

64. Lease to West Business Services, LP, as lessee, for space at 2103 Universal City Blvd., Universal City, Texas 78148.

65. Lease to West Business Services, LP, as lessee, for approximately 49,683 rsf, for space at 100 West College Avenue, Appleton, Wisconsin 54911.

66. Lease to West Business Services, LP, as lessee, for space at 1111 E. South River Street, Appleton, Wisconsin 54915.


                                  Schedule 3-5

67. Lease to Attention, LLC, as lessee, for space at 1000 N. Travis Street, Sherman, Texas 75090.

68. Lease to Attention, LLC, as lessee, for Suite 300, 5300 Oakbrook Parkway, Norcross, Georgia 30093.

69. Lease to Attention, LLC, as lessee, for space at 215 A North Sunset Blvd., Sherman, Texas 75092.

70. Lease to West Business Services, LP, as lessee, for space at S. 4300 Geiger Blvd., Spokane, Washington 99224.

71. Lease to West Business Services, LP, as lessee, for space at 157 South Howard Street, Spokane, Washington 99201.

72. Lease to West Business Services, LP, as lessee, for space at 5615 Dunbarton Ave., Pasco, Washington 99301.

73. Lease to West Business Services, LP, as lessee, for space at 9317 E. Sinto, Spokane, Washington 99206.

74. Lease to West Telemarketing Canada, ULC, as lessee, for space at 2261 Keating X Road, Saanichton, BC V8M 2A5.

75. Lease to West Telemarketing, LP, as lessee, for space at 7850 Anselmo Lane, Baton Rouge, Louisiana 70810.

76. Lease to West Business Services, LP, as lessee, for space at 1223 Lee Trevino Dr., El Paso, Texas 79907.

77. Lease to InterCall, Inc., as lessee, for Suite 202, 1804 Embarcadero Road, Pao Alto, California.

78. Lease to InterCall, Inc., as lessee, for Office #'s 527, 534 and 539 located at 8300 Boone Blvd., Suite 500, Vienna, Virginia 22182.

79. Lease to InterCall, Inc., as lessee, for Office #'s 157, 164, 166, 167 and 171 located at 1750 Montgomery Street, San Francisco, California 94111.

80. Lease to ConferenceCall.com, Inc., as lessee, for Suites 214, 224 and 226 located at 1445 MacArthur Drive, Carrollton, Texas 75007.

81. Lease to ConferenceCall.com, Inc., as lessee, for Suite 212 located at 1445 MacArthur Drive, Carrollton, Texas 75007.

82. Lease to ConferenceCall.com, Inc., as lessee, for Suite 2670 located at the Univision Center, 2323 Bryn, Dallas, Texas 75201.

83. Lease to Worldwide Asset Management, LLC, as lessee, for 2221 Newmarket Parkway, Suite 120, Marietta, Georgia 30067.

84. Lease to Worldwide Asset Management, LLC, as lessee, for 2253 Northwest Parkway, Marietta, Georgia 30067.


                                  Schedule 3-6

85. Lease to Worldwide Asset Management, LLC, as lessee, for 1351 Dividend Drive, Marietta, Georgia 30067.

86. Lease to Worldwide Asset Management, LLC, as lessee, for 2270 Northwest Parkway, Marietta, Georgia 30067.

87. Lease to Worldwide Asset Management, LLC, as lessee, for 2150 Northwest Parkway, Suite L, Marietta, Georgia 30067.

88. Lease to Worldwide Asset Management, LLC, as lessee, for 2275 Northwest Parkway, Suite 180, Marietta, Georgia 30067.

89. Lease to National Asset Management Enterprises, Inc., as lessee, for 10300 Spotsylvania Avenue, Suite 200, Fredericksburg, Virginia.

90. Lease to National Asset Management Enterprises, Inc., as sub-lessee, for 9911 Covington Cross Drive, Las Vegas, Nevada 89144.

91. Lease to National Asset Management Enterprises, Inc., as sub-lessee, for 2253 Northwest Parkway, Marietta, Georgia 30067.

92. Lease to National Asset Management Enterprises, Inc., as lessee, for 1060 Perimeter Road West, Endicott, New York.

93. Lease to National Asset Management Enterprises, Inc., as lessee, for 3795 Corporate Center Drive, St. Louis, Missouri 63045.

94. Lease to National Asset Management Enterprises, Inc., as lessee, for 2300 Fall Hill Avenue, Suite 511, Fredericksburg, Virginia.

95. Lease to National Asset Management Enterprises, Inc., as lessee, for 226, 228 and 232 Nelson Street, Cartersville, Georgia 30120.

96. Lease to National Asset Management Enterprises, Inc., as sub-lessee, for 2275 Northwest Parkway, Suite 180 Marietta, Georgia 30067.

97. Lease to Asset Direct Mortgage, LLC, as sub-lessee, for 1351 Dividend Drive, Marietta, Georgia 30067.

98. Lease to InterCall, Inc., as lessee, POP Site, 40 Ross Street, Glebe, New South Wales, 2000, Australia.

99. Lease to InterCall, Inc., as lessee, Asia/Pacific HQ, Level 6, 154 Sussex Street, Sydney, New South Wales 2000, Australia.

100. Lease to InterCall, Inc., as lessee, for POP Site, Sigtel, GNCC Centre, 31 Exeter Road, #02-00 Comcenter3, Singapore.

101. Lease to InterCall, Inc., as lessee, for POP Site, Telecom Exchange Mayoral Drive, Auckland, New Zealand.


                                  Schedule 3-7

102. Lease to InterCall, Inc., as lessee, for Facilities F, G and I, 1318 Two Pacific Place, 88 Queens Way, Hong Kong.

103. Lease to InterCall, Inc., as lessee, for POP Site, PCCW Telecom House, 3 Gloucester Road, Wanchai, Hong Kong.

104. Lease to InterCall, Inc., as lessee, for Cotswold Office, Barnwood, Gloucester, UK.

105. Lease to InterCall, Inc., as lessee, Operation Ctr., Regus Shinjuku Park Tower, N30F 3-7-1 Nishi-Shinjuk, Tokyo, Japan.

106. Lease to InterCall, Inc., as lessee, Sales Office, 195 The West Mall, Suite #602, Etobicoke, Canada.

107. Lease to InterCall, Inc., as lessee, Operation Ctr/Sales, 520, 10117 Jasper Avenue, Edmonton, Canada.

108. Lease to InterCall, Inc., as lessee, POP Site, 410 Laurier Avenue West, Ottawa, Canada.

109. Lease to West Telemarketing Canada, ULC, as lessee, for space at 2261 Keating X Road, Saanichton, BC V8M 2A5.

110. Lease to Jamaica Agent Services Limited, as lessee, for Jamaica-Portmore Informatics Park Free Zone, Ground and 1st Floor, Portmore, Jamaica.

111. Lease to Jamaica Agent Services Limited, as lessee, for Jamaica-Montego Bay Export Free Zone, Building #44, Montego Bay, St. James, Jamaica.

112. Lease to West Contact Services, Inc., as lessee, Export Bank Plaza, Chino Roces Ave. cor Gil Puyat Ave., Floors 27, 28, 29, 34, 35, Makati City, Philippines.

113. Building 7000, 10931 Laureate Drive, San Antonio, Bexar County, Texas 78349, leased by West Facilities Corporation and subject to (a) that certain Deed of Trust, Filing No. 20030116781, filed on 5/09/2003 with the Bexar County, Texas Clerk's Office, and (b) that certain Deed of Trust and Assignment and Assumption Agreement, filing Nos. 20010040467 and 20030014093, filed on 3/12/2001 and 1/21/2003 with the Bexar County, Texas Clerk's Office, pursuant to the synthetic lease transaction (see Schedule 6.1(b)).


                                  Schedule 3-8

                                   Schedule 4

                             CHIEF EXECUTIVE OFFICES

West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Transaction Services, LLC
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Transaction Services II, LLC
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Asset Management, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Asset Purchasing, LLC
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Telemarketing, LP
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Northern Contact, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Telemarketing Corporation II
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Business Services, LP
10931 Laureate Drive Suite 7140
San Antonio, Texas 78249

West Interactive Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

West Facilities Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154


                                  Schedule 4-1

West Direct, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Attention, LLC
5300 Oakbrook Parkway Suite 300
Norcross, GA 30093

Attention III, LLC
5300 Oakbrook Parkway Suite 300
Norcross, GA 30093

InterCall, Inc.
1239 O.G. Skinner Drive
West Point, Georgia 31833

InterCall Australia Pty. Ltd.
Level 8, 155 George Street
Sydney, New South Wales, Australia

InterCall Singapore Pte. Ltd.
80 Raffles Place
#35-23 OB Plaza 1
Singapore, China

InterCall Conferencing Services Limited
Second Floor
Topeka House
Barnwood, Gloucester, UK

InterCall New Zealand Limited
Level 10 Telecom House
8 Hereford Street
Auckland 1003, New Zealand

InterCall Japan K.K.
3-28, Kioichi, Chiyoda-Ku
Tokyo, Japan 102-0094

InterCall, Inc. (Canada)
10117 Jasper Ave. Suite 520
Edmonton, Alberta
T5J 1 W8
Canada

InterCall Telecom Ventures, LLC
3300 20th Avenue
Valley, Alabama 36854


                                  Schedule 4-2

InterCall Hong Kong Pty. Ltd.
1318 Two Pacific Place
88 Queensway
Hong Kong

InterCall Asia Pacific Holdings Pty. Ltd.
Level 8, 155 George Street
Sydney, New South Wales, Australia

ConferenceCall.com, Inc.
1445 MacArthur Drive, Suite 226
Carrollton, Texas 75007

West Receivable Services, Inc.
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Worldwide Asset Management, LLC
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

National Asset Management Enterprises, Inc.
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

West International Asset Management, LLC
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

Worldwide Asset Purchasing, LLC
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

BuyDebtCo, LLC
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

The Debt Depot, LLC
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

Asset Direct Mortgage, LLC
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

Portafolios NAM, S. de R.L. de C.V.
2253 Northwest Parkway, Suite 500
Marietta, GA 30069


                                  Schedule 4-3

Portafolios NAM-1, S. de R.L. de C.V.
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

Corporacion Gerencial de Activos, S. de R.L. de C.V.
2253 Northwest Parkway, Suite 500
Marietta, GA 30069

West Contact Services, Inc.
Exportabank Plaza
Sen. Gil Puyat & Chino Roces Ave.
Makati City, 1200, PH Philippines

Jamaican Agent Services Limited
6A Holborn Road
Kingston 10, JM Jamaica

West Telemarketing Canada, ULC
2261 Keating Cross Road
Central Saanich, CA V8M 2A5
Canada

Attention Funding Corporation
5300 Oakbrook Parkway Suite 300
Norcross, GA 30093

Attention Funding Trust
5300 Oakbrook Parkway Suite 300
Norcross, GA 30093

Legal Connect Limited
Topeka House
Luther Challis Business Centre
Gloucestershire, EN GL4 3HX
United Kingdom


                                  Schedule 4-4

                                   Schedule 5

                                  LABOR MATTERS

                                      None.


                                  Schedule 5-1

                                   Schedule 6

                                  INDEBTEDNESS

1. Indebtedness of West Corporation not exceeding $12,000,000.00 in the aggregate pursuant to that certain Mortgage Loan, by and between West Corporation and First National Bank of Omaha, dated as of January 30, 1998, as amended as of March 8, 2002.

2. Indebtedness in an aggregate principal amount not to exceed $41,000,000.00 under that certain synthetic lease transaction pursuant to the Operative Agreements as described in that certain Participation Agreement, dated as of the Closing Date, by and among West Facilities Corporation, as lessee, Wachovia Development Corporation, as lessor, the lenders party thereto and Wachovia Bank, National Association.

3. Earn-out obligations of West Corporation pursuant to that certain Purchase Agreement, dated as of July 23, 2002, by and among Attention, LLC, the Sellers (as defined therein), the Sellers' Representative (as defined therein) and West Corporation. Pursuant to the Attention, LLC acquisition, additional consideration will be payable over the four year period between 2004 and 2008, which will range from a minimum of $21,500,000.00 to a maximum of $50,000,000.00 based upon Attention, LLC's satisfaction of certain earnings objectives during the years ending December 31, 2003 through 2007. At December 31, 2002, the $21,500,000.00 minimum payment was accrued.

4. Earn-out obligations of West Corporation pursuant to that certain Stock Purchase Agreement, dated as of December 7, 2001, by and between West Corporation and John F. Gillen, in connection with West Corporation's purchase of Tel Mark Sales, Inc. There is a provision for a three-year contingent earn-out with a maximum earn-out of $5,000,000.00 per year relating to the acquisition of Tel Mark Sales, Inc. in 2002. The earn-out obligation is based upon the acquired entity achieving certain revenue growth objectives. Based on the revenue growth achieved by this entity an accrual of $2,752,000.00 was recorded during fiscal year 2002.

5. Indebtedness of Worldwide Asset Purchasing, LLC pursuant to an Amended and Restated Credit Agreement, dated as of September 30, 2004, by and between Worldwide Asset Purchasing, LLC and CFSC Capital Corp. XXXIV.

6. Lease of security equipment and other related equipment under Lease No. 001-0026055, including Lease No. 0026055-000 GA Cobb 13250, by and between National Asset Management Enterprises, Inc. and Ameritech Credit Corporation.


                                  Schedule 6-1

                                    EXHIBIT 1

                                    EXHIBIT G

                                JOINDER AGREEMENT
          (Pursuant to Section 8A.10 of the Participation Agreement and
              Section 5.10 of the Credit Facility Credit Agreement)

     THIS JOINDER AGREEMENT (as amended, restated or otherwise modified, the "Agreement"), dated as of _____________, ____, is by and among _____________________, a ______________________ (the "Subsidiary Guarantor");
WEST CORPORATION, a Delaware corporation ("West Corp."), in its capacities as the Credit Facility Borrower (hereinafter defined) and as one of the guarantors pursuant to the Participation Agreement (hereinafter defined) and the Guaranty (as defined in Appendix A to the Participation Agreement); and the various guarantors pursuant to the Credit Facility Credit Agreement (hereinafter defined) referenced on the signature pages hereto and the various additional guarantors pursuant to the Participation Agreement (hereinafter defined) and the Guaranty (as defined in Appendix A to the Participation Agreement) referenced on the signature pages hereto; and acknowledged and accepted by WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Wachovia Bank"), in its capacities as the Credit Facility Administrative Agent (hereinafter defined) and as the Lease Facility Agent (hereinafter defined).

                                    RECITALS

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of November 15, 2004 (as amended, restated or otherwise modified, the "Credit Facility Credit Agreement"), by and among West Corp., as borrower thereunder (the "Credit Facility Borrower"), certain Domestic Subsidiaries of the Credit Facility Borrower from time to time party thereto, as guarantors thereunder, the entities from time to time that are parties thereto, as lenders thereunder (the "Credit Facility Lenders") and Wachovia Bank, as administrative agent thereunder for the Credit Facility Lenders (the "Credit Facility Administrative Agent"), the Credit Facility Lenders have extended credit facilities in favor of the Credit Facility Borrower and the Credit Facility Borrower has agreed to cause certain of its Domestic Subsidiaries to join as Guarantors; and

     WHEREAS, pursuant to the Participation Agreement, dated as of May 9, 2003 (as amended, restated or otherwise modified, the "Participation Agreement"), by and among West Facilities Corporation, a Delaware corporation, as lessee thereunder (the "Lessee"), West Corp. and the other various entities which are parties to the Participation Agreement from time to time as guarantors thereunder, Wachovia Development Corporation, a North Carolina corporation, as the borrower or the lessor thereunder (the "Lease Facility Borrower" or the "Lessor"), the various banks and other lending institutions which are parties thereto from time to time as lenders thereunder (subject to the definition of Lenders in Appendix A thereto, individually, a


                                   Exhibit 1-1

"Lease Facility Lender" and collectively, the "Lease Facility Lenders"), and Wachovia Bank, National Association, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Lease Facility Agent"), the Lessor and the Lease Facility Lenders have extended a lease facility in favor of the Lessee and the Credit Parties have agreed to cause certain of their Domestic GCA Subsidiaries to join as Guarantors.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agrees as follows:

                                    SECTION 1

     Capitalized terms used in the first recital and in Section 2 hereof but not otherwise defined herein shall have the meanings provided in the Credit Facility Credit Agreement. Capitalized terms used in the second recital and in Section 3 hereof but not otherwise defined herein shall have the meanings provided in Appendix A to the Participation Agreement.

                                    SECTION 2

     The Subsidiary Guarantor is a Material Domestic Subsidiary, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Facility Credit Agreement to cause the Subsidiary Guarantor to become a "Guarantor" thereunder.

     Accordingly, the Subsidiary Guarantor hereby agrees as follows with the Credit Facility Administrative Agent, for the benefit of the Credit Facility
Lenders:

     1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Credit Facility Credit Agreement and a "Guarantor" for all purposes of the Credit Facility Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Facility Credit Agreement and the other Credit Documents. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Article III of the Credit Facility Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Facility Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary Guarantor hereby jointly and severally together with the other Guarantors, guarantees to each Credit Facility Lender, the Credit Facility Administrative Agent, the Swingline Lender and the Issuing Lender as provided in the Credit Facility Credit Agreement the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a


                                   Exhibit 1-2
mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     2. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Facility Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Facility Credit Agreement is hereby amended to provide the information shown on the attached Schedule A.

     3. The Credit Facility Borrower and the Guarantors confirm that all of their obligations under the Credit Facility Credit Agreement are, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor, the term "Credit Party Obligations," as used in the Credit Facility Credit Agreement, shall include all obligations of such Subsidiary Guarantor under the Credit Facility Credit Agreement and under each other Credit Document.

     4. The Subsidiary Guarantor hereby agrees that upon becoming a Guarantor it will assume all Credit Party Obligations of a Guarantor as set forth in the Credit Facility Credit Agreement.

     5. Each of the Credit Facility Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Credit Facility Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Credit Facility Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

                                    SECTION 3

     The Subsidiary Guarantor is a Material Domestic GCA Subsidiary, and, consequently, the Credit Parties are required by Section 8A.10 of the Participation Agreement to cause the Subsidiary Guarantor to become a "Guarantor" thereunder and under the Guaranty (as defined in Appendix A to the Participation Agreement).

     Accordingly, the Subsidiary Guarantor hereby agrees as follows with the Lease Facility Agent, for the benefit of the Financing Parties:

     1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Participation Agreement, the Guaranty and the other Operative Agreements to which any of the Guarantors is a party and a "Guarantor" for all purposes of the Participation Agreement, the


                                   Exhibit 1-3

Guaranty and the other Operative Agreements, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Participation Agreement, the Guaranty and the other Operative Agreements to which any of the Guarantors is a party. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Operative Agreements, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Section
6.3 of the Participation Agreement and Section 2 of the Guaranty and (b) all of the affirmative and negative covenants set forth in Section 8A and 8B of the Participation Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary Guarantor hereby jointly and severally together with the other Guarantors, guarantees to each Financing Party, as provided in the Guaranty the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment, performance or renewal of any of the Guaranteed Obligations, the same will be promptly paid or performed in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     2. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Participation Agreement, the Guaranty, each other Operative Agreement requested by the Subsidiary Guarantor and the respective schedules and exhibits thereto. The information on the schedules to the Participation Agreement is hereby amended to provide the information shown on the attached Schedule A.

     3. West Corp. and the Guarantors confirm that all of their obligations under the Operative Agreements are, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor, the term "Guaranteed Obligations," as used in the Operative Agreements, shall include all obligations of such Subsidiary Guarantor under the Participation Agreement, the Guaranty and under each other Operative Agreement.

     4. The Subsidiary Guarantor hereby agrees that upon becoming a Guarantor it will assume all Guaranteed Obligations of a Guarantor.

     5. Each of West Corp. and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Lease Facility Agent, it will execute and deliver such further documents and do such further acts and things as the Lease Facility Agent may reasonably request in order to effect the purposes of this Agreement.


                                   Exhibit 1-4

                                    SECTION 4

     1. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     2. This Agreement shall be governed by and construed and interpreted (a) in connection with Section 2 and the other provisions of this Agreement which relate to the Credit Facility Credit Agreement, in accordance with the laws of the State of New York and (b) in connection with Section 3 and the other provisions of this Agreement which relate to the Operative Agreements, in accordance with the laws of the State of North Carolina.


                                   Exhibit 1-5

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its authorized officer, the Credit Facility Administrative Agent, for the benefit of the Credit Facility Lenders, has caused the same to be accepted by its authorized officer and the Lease Facility Agent, for the benefit of the Financing Parties (as such term is defined Appendix A to the Participation Agreement), has caused the same to be accepted by its authorized officer, in each case, as of the day and year first above written.

SUBSIDIARY GUARANTOR:

                                        [SUBSIDIARY GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

CREDIT FACILITY BORROWER
AND A GUARANTOR PURSUANT TO
THE PARTICIPATION AGREEMENT
AND THE GUARANTY (AS DEFINED IN
APPENDIX A TO THE PARTICIPATION
AGREEMENT):


                                        WEST CORPORATION, a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

GUARANTORS PURSUANT
TO THE CREDIT FACILITY
CREDIT AGREEMENT, THE
PARTICIPATION AGREEMENT
AND THE GUARANTY (AS
DEFINED IN APPENDIX A TO THE
PARTICIPATION AGREEMENT):


                                        [EXISTING GUARANTORS]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit 1-6

Acknowledged and accepted:

WACHOVIA BANK, NATIONAL
ASSOCIATION, as the Credit Facility
Administrative Agent and as the Lease
Facility Agent

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


                                   Exhibit 1-7

                                   SCHEDULE A

                   Additional Information for Schedules to the Credit Facility Credit Agreement, Participation Agreement, Etc.


                                   Exhibit 1-8

                                    EXHIBIT 2

                                  Schedule 2.1

                                          Lender Commitment
                                     ---------------------------
                                         Amount       Percentage
                                     --------------   ----------
Wachovia Capital Investments, Inc.   $ 4,250,000.00    40.6012%
c/o Wachovia Securities, Inc.
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Attention: Gabrielle Braverman
Telephone: (704) 383-1967
Telecopy: (704) 383-8108

CommerceBank N.A.                    $ 6,000,000.00    59.3988%
c/o Corporate Banking
11 East 51st Street
New York, New York 10022
Attention: Lourdes Jordan
Telephone: (212) 891-7463
Telecopy: (212) 891-7761

TOTAL                                $10,250,000.00     100.00%


                                   Exhibit 2-1

                                    EXHIBIT 3

                         ENTITIES RELEASED AS GUARANTORS

Worldwide Asset Purchasing, LLC


                                   Exhibit 3-1